                                  EXHIBIT 10.23

                                  -------------

                 THIS JUNIOR NOTE IS SUBJECT AND SUBORDINATE TO
                  THE SENIOR LOAN DOCUMENTS (AS DEFINED BELOW)
                      AS MORE PARTICULARLY SET FORTH BELOW

JUNIOR NOTE
$35,000,000

                                                              New York, New York

                                                               December 20, 1999


                  FOR VALUE RECEIVED, the undersigned, GRAND CANAL SHOPS MALL SUBSIDIARY, LLC, a Delaware limited liability company, having its principal place of business at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the "Maker" or the "Borrower"), promises to pay, no later than the Maturity Date, to the order of SGA DEVELOPMENT, INC., a Nevada corporation (together with any subsequent holder(s) of this Junior Note, the "Holder") at its office located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or at such other address as the Holder may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty-Five Million and 00/100 Dollars ($35,000,000)(the
"Loan Amount") in accordance with the provisions hereof. The Maker further agrees to pay interest on the unpaid principal amount hereof from time to time in accordance with the provisions hereof. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Junior Deed of Trust, dated as of even date herewith, by and among Maker, as Grantor, Lawyers Title of Nevada, Inc., as Trustee, and SGA Development, Inc., as Beneficiary (the "Junior Deed of Trust").

1. This Junior Note is secured by the Junior Deed of Trust.

1. The Loan (as defined in Schedule A) shall consist of one advance (the "Loan Advance"), in a principal amount equal to the Loan Amount, to be made to the Borrower on the date hereof (the "Closing Date"), and there shall be no advances of the Loan made after the Closing Date.

1. Proceeds of the Loan shall be used solely to finance a portion of the purchase price of the Trust Property in accordance with the provisions of the Second Sale and Contribution Agreement (as defined in Schedule A attached hereto and made a part hereof).

1. Subject to the provisions of Section 24 hereof, Borrower shall pay to the Holder interest on the Loan from the Closing Date to but excluding the date upon which the Loan shall be repaid in full as described in this Section 4. The Loan shall bear interest for each Interest Accrual Period (as defined in Schedule A) with respect thereto at a rate of fourteen percent (14%) per annum (the "Interest Rate"). Interest on the Loan shall accrue on the outstanding principal amount thereof and compound monthly commencing on the Closing Date. Interest with respect to the period commencing on the Closing Date and ending on (and including) the last day of the calendar month in which the Closing occurs (such period, the "Initial Interest Period") shall be payable on the date hereof and, commencing with the second calendar month next following the calendar month in which the Closing Date occurs, interest shall be payable in arrears on the first
(1st) day of each and every calendar month through the calendar month in which the Maturity Date (as defined in Schedule A) occurs, unless, in any such case, such day is not a Business Day (as defined in Schedule A), in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"). The entire Outstanding Principal Indebtedness (as defined in Schedule A) of the Loan, together with all accrued but unpaid interest thereon shall be due and payable on the Maturity Date by the Borrower to the Holder, and Borrower shall also pay, on the Maturity Date, all other amounts due under the Junior Loan Documents (as hereinafter defined) on the Maturity Date to the parties entitled thereto under the Junior Loan Documents. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

1. At such time as an Event of Default (as hereinafter defined) that is not a monetary default shall exist, the Borrower shall pay to the Holder interest at the Default Rate (as defined in Schedule A) on the Outstanding Principal Indebtedness, and on due but unpaid interest thereon (but not on interest payable pursuant to this Section 5), and shall pay to the Holder interest at the Default Rate on any other amount owing to Holder not paid when due, in each case, from the date that such amount first becomes due until such amount is paid in full.

1. So long as no Event of Default shall exist, subject to the other terms, provisions and conditions of this Section 6, the Borrower may prepay this Junior Note and the Loan in whole or in part on any Business Day, without any prepayment fee or premium; provided, however, that, any such prepayment shall be accompanied by (i) all accrued interest on the Loan, and (ii) any other amounts then due under the Junior Loan Documents.

1. Loan Advances that are repaid may not be reborrowed.

1. All proceeds relating to any repayments of the Loan occurring while an Event of Default shall exist, shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of the Holder arising as a result of such repayment or Event of Default or enforcement of the Loan in connection therewith, and any other portion or portions of the Indebtedness (as defined in Schedule A) other than principal and interest; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; and third, the outstanding principal amount of the Loan.

1. Except as otherwise specifically provided herein, all payments and prepayments under this Junior Note shall be made to the Holder by 11:00 a.m. New York City time, on the date such payment or prepayment, as applicable, is due in lawful money of the United States of America by wire transfer in federal or other immediately available funds by deposit to an account specified in writing by Holder to Borrower. Any funds received by the Holder after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All payments made by the Borrower hereunder, or by the Borrower under the other Junior Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

1. All payments made by the Borrower under this Junior Note or any other Junior Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, assessments, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (other than gross receipts taxes, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Holder as a result of a payment under the Junior Loan Documents) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable to Holder hereunder, under this Junior Note or under any other Junior Loan Document, the amounts so payable to Holder shall be increased to the extent necessary to yield to Holder (after payment of all Taxes) such amounts payable at the rates or in the amounts, as applicable, specified in this Junior Note or the applicable Junior Loan Document. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Holder for its own account a certified copy of an official receipt showing payment thereof.

1. The principal sum evidenced by this Junior Note, together with accrued interest and other amounts due hereunder may become immediately due and payable upon the occurrence of any Event of Default as provided herein.

1. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:


(a) if the Borrower shall fail to pay, when due in accordance with the terms of this Junior Note or the other Junior Loan Documents, any accrued and unpaid interest and such failure shall continue for five (5) Business Days after notice that Borrower has failed to pay the same on the due date therefor;

(b) if the Borrower shall fail to pay all of the then outstanding Indebtedness (as defined in Schedule A) on the Maturity Date;

(c) if there shall exist at any time an "Event of Default" as defined in the Senior Loan Documents (as hereinafter defined);


1. With respect to the amounts due pursuant to this Junior Note, to the extent permitted under applicable law, the Maker waives the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and (2) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Junior Note, and all other requirements necessary to enforce this Junior Note, except for notices, if any, required by the express terms included hereunder.

1. In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable laws) due or payable hereunder (including, without limitation, interest calculated at the Default
Rate) exceed the maximum amount of interest payable under applicable laws (the "Maximum Amount"), and in the event such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, and if in excess of the then outstanding principal balance, shall be immediately returned to the Maker upon such determination. It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

1. The Holder is hereby authorized to endorse on Schedule B attached hereto (or on a continuation of Schedule B attached hereto and made a part hereof) an appropriate notation evidencing each payment of interest or other amounts due hereunder. Schedule B shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Holder to make a notation on Schedule B as aforesaid shall not affect the obligations of the Maker hereunder or under any other Junior Loan Document in any respect.

1. Holder shall not, by any act, delay, omission or otherwise, be deemed to have modified, amended, waived, extended, discharged or terminated any of its or their rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Junior Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

1. Wherever possible, each provision of this Junior Note shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Junior Note shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Junior Note.

1. This Note was negotiated in New York, and made by the Maker and accepted by the Holder in the State of New York and the proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance).

1. This Junior Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

1. Any legal suit, action or proceeding against the Holder or the Maker arising out of or relating to this Junior Note may be instituted in any federal or state court in New York, New York. The Maker hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Maker does hereby designate and appoint Prentice-Hall Corporation System, Inc. as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent with a copy to the Maker at its principal executive offices, (a) hand delivered or (b) sent by (i) certified or registered United States mail, postage prepaid, or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery to the Maker, shall be deemed in every respect effective service of process upon the Maker, in any such suit, action or proceeding in the State of New York. The Maker (i) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (ii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor. 2. Notwithstanding anything to the contrary contained herein, this Junior Note (and all the terms and provisions hereof) is made subject to the following terms and conditions:

a) As used herein, the following terms shall have the following meanings:

(1) "Junior Deed of Trust" means the Junior Deed of Trust, as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time in each case, in accordance with the provisions of this Section 21;

(1) "Junior Indebtedness" means the collective reference to (i) the principal indebtedness evidenced by this Junior Note, (ii) interest (including post-petition interest, if any, and interest at the Default Rate) on the principal indebtedness evidenced by this Junior Note and (iii) all premiums, if any, and all other amounts, indebtedness, obligations and liabilities of Maker, whether now existing or hereafter incurred or created, payable, owing or due to Junior Lender under or with respect to the Junior Loan Documents.

(1) "Junior Lender" means SGA Development, Inc. and its permitted successors and assigns;

(1) "Junior Loan Documents" means this Junior Note, the Junior Deed of Trust, and all other documents, instruments and agreements evidencing, securing, guaranteeing, relating to or otherwise delivered in connection with the Junior Indebtedness;

(1) "Junior Note" means this Junior Note, as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time, in accordance with the provisions of this Section 21;

(1) "Senior Assignment of Rents" means that certain Assignment of Leases and Rents dated as of the date hereof, by Grantor in favor of The Bank of Nova Scotia, as collateral agent for the lenders from time to time parties to the Senior Loan Agreement (in such capacity, the "Senior Loan Collateral Agent") affecting the Trust Property, as the same may have been and as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time;

(1) "Senior Deed of Trust" means that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, from Grantor to Lawyers Title Of Nevada, Inc., a Nevada corporation, as trustee, for the use and benefit of the Senior Collateral Agent, which was recorded in the Office of the Clark County Recorder on ____________ in Book ________, as Instrument No. _________ and encumbers the Trust Property, as the same may have been and as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time;

(1) "Senior Indebtedness" means the collective reference to (A) the principal indebtedness evidenced by the Senior Note, (B) interest (including post-petition interest, if any, and interest at the Default Rate) on the principal indebtedness evidenced by the Senior Note and (C) all premiums, if any, and all other amounts, indebtedness, obligations and liabilities of Grantor, whether now existing or hereafter incurred or created, payable, owing or due to any Senior Loan Agent or a Senior Lender under or with respect to the Senior Loan Documents.

(1) "Senior Lenders" means the Lenders from time to time parties to the Senior Loan Agreement;

(1) "Senior Loan Agents" means the "Agents" as such term is defined in the Senior Loan Agreement.

(1) "Senior Loan Agreement" means that certain Loan Agreement dated as of the date hereof among the Senior Lenders from time to time parties thereto, Goldman Sachs Mortgage Company, as the Syndication Agent, the Bank of Nova Scotia as the Collateral Agent, The Bank of Nova Scotia, as the Administrative Agent and Grantor, as the same may have been and as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time;

(1) "Senior Loan Documents" means the Senior Loan Agreement, the Senior Note, the Senior Deed of Trust, the Senior Assignment of Leases and all other
documents,   instruments  and  agreements  evidencing,  securing,  guaranteeing, relating to or otherwise delivered in connection with the Senior Indebtedness, as the same may have been and as the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time;

(1) "Senior Loan Required Lenders" means the "Required Lenders" as such term is defined in the Senior Loan Agreement.

(1) "Senior Loan Syndication Agent" means the "Syndication Agent" as defined in the Senior Loan Agreement.

(1) "Senior Loan Collateral Agent" means the "Collateral Agent" as defined in the Senior Loan Agreement.

(1) "Senior Notes" means the collective reference to those certain Notes, each of which is dated as of even date herewith, made by Grantor to the order of a Senior Lender and which notes are in the aggregate original principal amount of $105,000,000, as any or all of the same may have been and as any or all of the same may hereafter be amended, modified, extended, restated, replaced, renewed or supplemented from time to time.

a) The Junior Loan Documents, all liens and security interests created thereunder, all of the Junior Lender's rights and remedies under the Junior Loan Documents (including, without limitation, Junior Lender's right to receive payment of the Junior Indebtedness), any additional advance of funds thereunder and any supplemental or additional mortgage or other document or instrument evidencing, securing in whole or in part, or otherwise relating to, the Junior Indebtedness or any modification, renewal or extension thereof (regardless of the time of recording of any such mortgage or other document) are, and at all times shall be, subject and subordinate to the Senior Loan Documents, all liens and security interests created thereunder, all of the Senior Loan Collateral Agent's, the other Senior Loan Agents' and the Senior Lenders' rights and remedies under the Senior Loan Documents (including, without limitation, the Senior Loan Agents' and the Senior Lenders' right to receive payment of the Senior Indebtedness), and any additional advances made by any Senior Loan Agent or any Senior Lender under the Senior Loan Documents, any supplemental or additional mortgage or other document or instrument evidencing, securing in whole or in part or otherwise relating to the Senior Indebtedness or any modification, renewal or extension thereof, regardless of the time of recording of any such mortgage or other document or instrument.

a) The subordination provided for herein automatically, and without any notice to, consent of, or action by Junior Lender or any other party whatsoever, shall extend to all modifications, renewals, refinancings, replacements and extensions whatsoever of any of the Senior Loan Documents. No release or waiver by any Senior Loan Agent or any Senior Lender of any of its rights against any person or entity under the Senior Loan Documents shall require notice to or consent of Junior Lender or any other party, nor shall any such release or waiver operate as a defense to or release of any of the obligations of Junior Lender or the rights of any Senior Loan Agent or the Senior Lender under the Senior Loan Documents. Without limiting the generality of any of the foregoing, Junior Lender hereby consents to any increases of the Senior Indebtedness.

a) Without the prior written consent of the Senior Loan Required Lenders, Junior Lender shall not take any Enforcement Action (as defined below) under the Junior Loan Documents unless all Senior Indebtedness shall have been indefeasibly satisfied in full for a period of ninety (90) days. "Enforcement Action" means the commencement of a foreclosure proceeding, the exercise of a statutory power of sale, the collection of any Rents (as defined in the Senior Loan Agreement), the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against, the taking of possession or control of, the Trust Property (or any portion thereof) or any other collateral securing the Junior Indebtedness or the exercise of any of the other rights (at the time that there shall exist a default under the Junior Loan Documents) or remedies available to Junior Lender under the Junior Loan Documents or otherwise available to Junior Lender at law or in equity.

a) Junior Lender shall not assert any default under any Junior Loan Document as a result of Maker's compliance with the terms of any of the Senior Loan Documents.

a) So long as any Senior Loan Document shall be in effect or any Senior Indebtedness shall not have been indefeasibly satisfied in full, notwithstanding anything contained herein to the contrary, Junior Lender shall (A) not be entitled to receive any award or proceeds (or any portion thereof) in connection with any Taking (as defined in the Senior Loan Agreement) affecting the Trust Property or any portion thereof or any insurance proceeds with respect to the Trust Property, the Maker or any portion thereof, and Junior Lender agrees that all such awards and proceeds shall be applied as the Senior Loan Required Lenders shall direct, including, without limitation, to the payment of all or any of the Senior Indebtedness and/or to the restoration of the Trust Property (or any portion thereof, as the Senior Loan Required Lenders shall elect in their sole discretion), (B) execute such non-disturbance agreements with licensees, sublicensees, tenants and other users and occupants (collectively, "Tenants") of the Trust Property (or any portion thereof) as the Senior Loan Syndication Agent shall require, (C) execute such partial releases of deed of trust and other appropriate releases, without consideration, as the Senior Loan Syndication Agent shall direct upon the conveyance of any portion of the Trust Property, and (D) if applicable, execute such subordination agreements as the Senior Loan Syndication Agent shall direct upon (i) the filing of any declaration of condominium approved by the Senior Loan Syndication Agent in respect to the Trust Property (or any portion thereof) and (ii) the recording of any easement, right-of-way or other encumbrance approved by the Senior Loan Syndication Agent in respect to the Trust Property (or any portion thereof).

a) Junior Lender waives any claim or right of subrogation which it may have to any lien, estate, right or other interest in the Trust Property (or any portion thereof) that is, or may be, equal to or prior in right to the Senior Deed of Trust or any other Senior Loan Document.

a) Junior Lender shall not increase, renew, extend, restate, replace, supplement, amend or modify any Junior Loan Document or the Junior Indebtedness (and the total indebtedness secured or evidenced by the Junior Loan Documents cannot be increased) (other than capitalization of interest or the making of "protective" advances, in each case, in accordance with the express provisions of the Junior Loan Documents and of the Senior Loan Documents)) without, in each case, the prior written consent of the Senior Loan Administrative Agent; provided that the Senior Loan Administrative Agent shall not unreasonably withhold or delay its consent to any amendment of or modification to any Junior Loan Document that does not (i) effect an increase in the Junior Indebtedness or the interest rate(s) applicable thereto, (ii) change the provisions of this
Section 21 or (iii) accelerate the maturity date applicable to the Junior Indebtedness or the date upon which any of the Junior Indebtedness shall be payable.

a) To further evidence the subordinations and provisions  referred to in clauses
(b) through (h) above, Junior Lender agrees that, within ten (10) days after request by the Senior Loan Syndication Agent, it will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, documents, estoppels and instruments as the Senior Loan Syndication Agent may reasonably request for the better assuring and evidencing of the foregoing subordination and provisions.

a) Unless and until a Trigger Event (as defined below) shall occur, payments may be made under or in respect of the Junior Indebtedness or under the Junior Loan Documents only if and to the extent that all Senior Indebtedness then presently due and payable and all other payments required to be made under the Senior Loan Documents have been paid in full in cash and there shall not then exist a Default (as defined in the Senior Loan Agreement) or Event of Default (as defined in the Senior Loan Agreement) (a "Senior Event of Default").

a) If (i) any of the  following  shall occur:  (a) any  insolvency,  bankruptcy, receivership, custodianship, assignment for the benefit of creditors, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker or its property, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension or otherwise, (b) any proceeding for any partial or total liquidation, liquidating distribution, dissolution or other winding-up of Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or (c) any other marshaling of the assets of Maker (any of the foregoing events, a "Proceeding"), (ii) a Senior Event of Default shall occur and not be waived in writing by the Senior Loan Required Lenders, or (iii) the maturity of any Senior Indebtedness shall be accelerated, then and in any such event (any of such events, a "Trigger Event"), the Senior Indebtedness shall be indefeasibly paid in full in cash before any payment or distribution, whether in cash, securities, or other property or right, shall be made under or in respect of the Junior Indebtedness or any Junior Loan Document (a "Subordinated Payment"), whether it is due or not due, and Junior Lender agrees that any payment or distribution of any kind or character, whether in cash, securities, or other property or right, which would otherwise (but for these subordination provisions) be payable or deliverable under or in respect of the Junior Indebtedness or the Junior Loan Documents shall be paid or delivered directly to the Senior Loan Administrative Agent for application in payment of the Senior Indebtedness until all Senior Indebtedness shall have been paid in full in cash.

a) Junior Lender hereby undertakes and agrees, upon the request of the Senior Loan Syndication Agent, to execute, verify, deliver and file in a timely manner any proofs of claim, consents, assignments or other action necessary or appropriate to enforce the obligations of Maker to Senior Lender in respect of the Subordinated Payments, all in order to preserve and maintain all claims against Maker for Subordinated Payments so that the Senior Loan Agents and the Senior Lenders will have the benefit of such claims as provided herein. Upon failure of Junior Lender to do so (or upon the Senior Loan Syndication Agent's determination, in its sole discretion, that the Junior Lender is likely to fail to do so), the Senior Loan Collateral Agent shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Junior Lender to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument, and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Indebtedness. Junior Lender hereby declares that the foregoing power is coupled with an interest and such power is and shall be irrevocable by Junior Lender.

a) If any payment or distribution of any character, by setoff or otherwise, or any security, whether in cash, securities or other property, shall be received by Junior Lender in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be promptly paid over or delivered and transferred to the Senior Loan Administrative Agent for application to the payment of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. No such payment or distribution so paid over or delivered and transferred to the Senior Loan Administrative Agent shall be deemed a payment in respect of the Junior Indebtedness. In the event of the failure of Junior Lender to endorse or assign any such payment, distribution or security, the Senior Loan Administrative Agent is hereby irrevocably authorized to endorse or assign the same to itself.

a) Upon the occurrence of any Proceeding, the provisions of this Section 21 shall remain in full force and effect, and the Junior Lender hereby consents to the authority of the court having jurisdiction over the Proceeding to preserve such priority and subordination in approving any such plan of reorganization, arrangement or liquidation.

                            For so long as any  Senior  Loan  Document  shall be
in effect or any Senior Indebtedness shall not have been indefeasibly satisfied in full, the Junior Lender shall not, without the Administrative Agent's consent, which may be granted or withheld in its sole and absolute discretion, modify or amend the "single purpose entity" provisions set forth in paragraphs THIRD, TENTH, ELEVENTH, TWELFTH and THIRTEENTH of Amended and Restated Articles of Incorporation of the Borrower (which Borrower covenants and agrees to file with the Nevada Secretary of State by December 31, 1999) and shall comply with such provisions in all material respects.

                           The Senior  Lenders and the Senior Loan Agents are
intended third party  beneficiaries  of the provisions of this Section 21.

                           Anything  contained  herein,  or in any other  Junior
Loan Documents to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on this Junior Note or for any other Indebtedness hereunder or under any other Junior Loan Document against any direct or indirect shareholder, director, officer, member, partner or incorporator of the Borrower for any deficiency or other sum owing with respect to this Junior Note or any other Indebtedness arising under this Junior Note or any Junior Loan Document; provided, however, that the foregoing provisions of this paragraph shall not (x) affect or prejudice, or be deemed to affect or prejudice, the rights of any Lender to (1) (A) proceed against
Borrower or against the Borrower's   assets   (including,   without limitation,
the Collateral) or (B) proceed against any other Person that may be a party to a Junior Loan Document (to the extent provided therein) or against any such other Person's assets (to the extent of its liability under the applicable Junior Loan Document to which it is a party) and/or (2) recover damages against any individual for his or her own fraud or intentional misrepresentation; and/or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Junior Note or secured by, or otherwise relating to, the Junior Loan Documents, and the same shall continue until paid or discharged in full.

                           Maker  shall have the  right,  upon  prior  written
notice to Holder, without the payment of any fee or compensation, to extend the initial Maturity Date under this Junior Note from December 16, 2004 by three (3) years, to December 16, 2007.

                           Notwithstanding  anything to the contrary  contained
herein or in any of the other Junior Loan Documents, Maker shall not be entitled or permitted to make any payments in respect of this Junior Note or under the Junior Loan Documents except as expressly provided in this Section 24. Maker shall be entitled and permitted to make current payments under this Junior Note and the other Junior Loan Documents but, in the case of each such current payment, only to the extent that there was Excess Cash Flow (as defined in Schedule A) during the Interest Accrual Period immediately preceding the Interest Accrual Period in which the payment in question is being made; provided that at any time that a Senior Event of Default shall exist, no payments shall be permitted under the Junior Loan Documents. Notwithstanding the foregoing, interest under the Junior Loan Documents shall, in all events, be permitted to accrue and compound in accordance with the provisions hereof (including, without limitation, the third sentence of Section 4 hereof). If any payment (or part thereof) under this Junior Note or any of the other Junior Loan Documents is not made pursuant to the second sentence of this Section 24, the obligation to pay the same shall be deferred until and to the extent that both (a) no Senior Event of Default exists and (b) Excess Cash Flow is sufficient to pay the same. The Senior Lenders and the Senior Loan Agents are intended third party beneficiaries of the provisions of this Section 24.

1. Notwithstanding anything to the contrary contained herein or in any of the other Junior Loan Documents, if the Holder shall desire to assign or participate out the Loan or the Junior Loan Documents or any interest therein, it shall, except in the case of an assignment to an Affiliate (as defined in Schedule
A)(which shall be permitted without the provisions of this Section 25 (other than the second to last sentence of this Section 25) applying), afford the Senior Lenders the right to purchase the same by providing the Senior Loan Collateral Agent with written notice of its intent to so assign or participate out, which written notice shall set forth the material terms and conditions of such desired assignment or participation (the "Offer Notice"). If the Senior Loan Collateral Agent, within thirty (30) days after receipt of such notice, notifies the Holder in writing that all the Senior Lenders (or, if the Senior Lenders otherwise agree in writing, one or more of the Senior Lenders) wish to consummate the transaction described in the Offer Notice, then the Holder and such Senior Lender(s) shall be obligated to so consummate such transaction. If the Senior Loan Collateral Agent does not send such written notice within such thirty (30) day period, then the Holder may consummate the applicable transaction on substantially the terms contained in the applicable Offer Notice no later than one hundred eighty (180) days after the expiration of such thirty
(30) day period. If the Holder does not so consummate such transaction within such one hundred eighty (180) day period, then the provisions of this Section 25 shall once again be applicable. Notwithstanding the foregoing, (i) in no event shall the Loan or the Junior Loan Documents or any portion thereof be assigned or participated out to any Person that is not an Acceptable Holder (as defined in Schedule A) or an Alternate Lender (as defined in Schedule A) approved by the Senior Loan Collateral Agent (which approval shall not be unreasonably withheld, conditioned or delayed), and (ii) in no event shall all or any portion of the Loan or the Junior Loan Documents be assigned or participated by or to an Affiliate of Maker at any time that a Senior Event of Default shall exist. The Senior Lenders and the Senior Loan Agents are intended third party beneficiaries of the provisions of this Section 25.

1. Subject to the provisions of Section 21(h), Holder may, at its option, require Maker to enter into a loan agreement and other loan documents substantially in the form of, and containing similar covenants and provisions as, the Senior Loan Agreement and the other Senior Loan Documents.

                  EACH OF THE HOLDER AND THE MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS JUNIOR NOTE AND BY HOLDER'S ACCEPTANCE OF THIS JUNIOR NOTE, HOLDER SHALL BE DEEMED TO HAVE AGREED TO THE FOREGOING WAIVER.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Maker has caused this Junior Note to be properly executed on the date of the notarial acknowledgment below, and has authorized this Junior Note to be dated as of the day and year first above written.

                     GRAND CANAL SHOPS MALL SUBSIDIARY, LLC

By: Grand Canal Shops Mall, LLC, as managing member

By: Grand Canal Shops Mall Holding Company, LLC, as managing member

By:Mall Intermediate Holding Company, LLC, as managing member

By: Venetian Casino Resort, LLC, as sole Member

By: Las Vegas Sands, Inc., as managing Member

By: /s/ David Friedman

   -----------------------------
Name: David Friedman
Title: Assistant to the
Chairman of the Board
and Secretary

State of New York )
                           :  ss.:
County of New York )

                  The foregoing instrument was acknowledged before me on December 17, 1999, by David Friedman, as Assistant to the Chairman of the Board and Secretary of Las Vegas Sands, Inc., a corporation which is the managing member of Venetian Casino Resort, LLC, a limited liability company which is the sole member of Mall Intermediate Holding Company, LLC, a limited liability company which is the managing member of Grand Canal Shops Mall Holding Company, LLC, a limited liability company which is the managing member of Grand Canal Shops Mall, LLC, a limited liability company which is the managing member of Grand Canal Shops Mall Subsidiary, LLC, a limited liability company which is the party to this document.

                                            /s/ Todd Matthias

                                            -----------------------------
                                            Notary Public

Schedule A

Certain Definitions

Note: All capitalized terms used and not defined in this Schedule A shall have the respective meaning assigned thereto in the Junior Note to which this Schedule A is attached.

"Acceptable Holder" shall mean any of the following: (i) a savings bank, savings and loan association, commercial bank, pension fund, trust company (whether acting individually or in a fiduciary capacity) or insurance company (whether acting individually or in a fiduciary capacity) that has a combined capital and surplus of $500,000,000 or more (each of the entities described in this clause
(i), an "Institutional Lender"), or (ii) a real estate investment trust existing in compliance with Sections 856 through 860 of the Internal Revenue Code of 1986, as amended from time to time, or a regional or national shopping center development company, in either case, whose shares are publicly traded on a national securities exchange and that has an equity market capitalization of $250,000 or more.

"Accounts" shall mean collectively, the "REA Insurance Premium Account", the "Tax Escrow Account", the "Retainage Escrow Account", the "Brokerage Commission Account", the "Management Fees Escrow Account, the "Operating Expense Account" and the SNDA Deposit Escrow Account", as each such term is defined in the Senior Loan Agreement.

"Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

"Alternate Lender" shall mean any Person that shall not be, and shall not have been, a party (or an Affiliate of a party): (i) with whom any Senior Lender or Agent (or any Affiliate thereof) or any other third-party lender shall have had a dispute based either on (a) alleged bad faith dealings or fraudulent conduct or (b) an alleged intentional breach with respect to an agreement between any Senior Lender of Agent (or any Affiliate thereof) or any other third-party lender and the party in question (or any Affiliate thereof) or (ii) the subject of any action, proceeding, hearing or investigation (a) alleging or relating to criminal activity or (b) to revoke any material license or permit.

"Business Day" means any day other than a day which is (i) a Saturday or a Sunday or (ii) a day on which federally-insured depository institutions are authorized or obligated by law, governmental decree or executive order to be closed; provided that when used with respect to an Interest Accrual Period, "Business Day" shall mean a day on which banks in London, England and New York City, New York are open for dealing in foreign currency and exchange.

"Capital Expenditures" means costs of capital expenditures (determined in accordance with GAAP) incurred by the Borrower in connection with replacements and capital improvements and repairs made to the Real Property.

"Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

"Default Rate" means the per annum interest rate equal to the lesser of (i) the Interest Rate plus 4.00% per annum or (ii) the maximum interest rate which the Borrower may by law pay or Holder may charge and collect under applicable law.

"Equipment Lease" shall have the meaning set forth in the Senior Loan Agreement.

"Excess Cash Flow" means, for any period of time, the excess of (i) Operating Income for such period over (ii) the sum of (A) Operating Expenses for such period plus (B) amounts paid by the Borrower during such period in respect of the Senior Indebtedness and the Junior Indebtedness plus (C) Capital Expenditures paid by the Borrower during such period (except to the extent paid using funds in any of the Accounts in accordance with the terms, provisions and conditions of the Senior Loan Documents) plus (D) amounts deposited by Borrower during such period, in accordance with the terms of the Senior Loan Agreement, into the Accounts.

"Indebtedness" means, at any time, the then Outstanding Principal Indebtedness, together with all other obligations and liabilities due or to become due to Holder pursuant hereto, under this Junior Note or under or in accordance with any of the other Junior Loan Documents, and all other amounts, sums and expenses then or thereafter payable to Holder hereunder or pursuant to this Junior Note or any of the other Junior Loan Documents.

"Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any specified Payment Date, (i) initially, the Initial Interest Period and (ii) thereafter, the period from and including the preceding Payment Date to but excluding such specified Payment Date, provided, however, that no Interest Accrual Period shall extend beyond the Maturity Date. Solely for purposes of this definition, the day next following the last day of the Initial Interest Period shall be deemed to be a "Payment Date".

"Insurance Premiums" has the meaning provided in Section 5.1(X)(ii) of the Senior Loan Agreement.

"Loan" means the loan in the principal amount of $35,000,000 to be made, subject to the terms and conditions contained herein and in the Junior Loan Documents, by the Holder to the Borrower on the Closing Date.

"Maturity Date" means the later to occur of (i) December 16, 2004 or (ii) in the event the Borrower elects to extend the term of the Loan by three (3) years, December 16, 2007.

"Operating Expenses" means, with respect to any period of time, and subject to the next sentence, expenses that were actually paid by the Borrower during such period in connection with the operation or maintenance of the Collateral (or any portion thereof), or the operation of Borrower's business at the Trust Property, including: (i) all rent and other amounts payable under any ground lease or underlying lease (including the Billboard Master Lease, Lutece Master Lease and the Canyon Ranch Master Lease), (ii) Impositions, (iii) Insurance Premiums (to the extent payable by Borrower under the REA), (iv) wages, salaries, and fringe benefits of employees engaged in the operation or management of the Real Property Collateral (as defined in the Junior Deed of Trust) (or any portion thereof) or the Borrower's business, (v) fees and other amounts paid in respect of utilities serving the Trust Property (as defined in the Junior Deed of Trust), (vi) fees, costs and expenses for cleaning, janitorial and security services with respect to the Trust Property (or any portion thereof), (vii) professional fees incurred in connection with the operation or management of the Trust Property (or any portion thereof), (viii) repair and maintenance costs with respect to the Trust Property (or any portion thereof), (ix) advertising, marketing and other promotional expenses incurred in connection with the Trust Property (or any portion thereof) or the Borrower's business, (x) travel and entertainment costs incurred in connection with the Trust Property or the Borrower's business, (xi) amounts payable under Equipment Leases, (xiii) amounts payable by the Borrower under the Property Agreements (including Common Charges) and (xiv) amounts payable by the Borrower to the Interest Rate Cap Agreement counterparty. "Operating Expenses" shall not include (a) depreciation or amortization or other noncash items (other than expenses that are or were, as applicable, due but not yet paid or are described in the parenthetical contained in clause (c) below), (b) income or franchise taxes payable by the Borrower, (c) Capital Expenditures (except to the extent includable, under GAAP, in Borrower's operating expenses for the period of time in question), (d) any amounts that are payable under the Senior Loan Documents or the Junior Loan Documents and (e) all amounts covered by the preceding sentence to the extent paid using funds in any of the Accounts in accordance with the terms, provisions and conditions of the Senior Loan Documents.

"Operating Income" means, for any period of time, all Rents that are actually received by, or for the benefit of, Borrower during such period.

"Outstanding Principal Indebtedness" means, at any time of determination, the aggregate principal amount of the Loan that is then outstanding. "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Second Sale and Contribution Agreement" means that certain Second Sale and Contribution Agreement between Grand Canal Shops Mall, LLC, as seller, and Grand Canal Shops Mall Subsidiary, LLC, as purchaser, dated as of the date hereof.